EXHIBIT 101

CONSULTING AGREEMENT

This Consulting Agreement, dated as of May 23, 2012 (this “Agreement”), is by and between TheraBiogen, Inc., a Nevada corporation (the “Company”), and DBI, LLC, a [New York] limited liability company (“Consultant”)

RECITALS

WHEREAS, the Company primarily is in the business of developing and marketing of homeopathic nasal spray products for the over-the-counter market (the “Business”);

WHEREAS, Consultant, through its principal, Dean Blechman (“Blechman”), has unique experience, knowledge, expertise and talents relating to over-the-counter health products and supplements; and

WHEREAS, the Company desires to engage Consultant to provide consulting services to the Company, and Consultant is willing to perform such consulting services, both upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and covenants contained in this Agreement and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by each of the parties to this Agreement, the parties agree as follows:

Section 1.  Consultancy.

(a)

The Company hereby engages Consultant to perform consulting services for the Company and Consultant hereby accepts such engagement, both upon the terms and conditions as set forth in this Agreement.  Consultant hereby covenants and agrees that Consultant will use Consultant’s best efforts, skills and abilities faithfully to provide senior management of the Company and others affiliated with the Company with such consulting services as may be reasonably requested of Consultant by the chief executive officer of the Company (the “Company CEO”) management.  The consulting services (the “Services”) to be performed by Consultant under this Agreement are described in Schedule A to this Agreement, which Schedule A forms an integral part of this Agreement and may not be amended or supplemented except by a written document executed by both the Company and Consultant.  In performing the Services, Consultant shall report to the Company CEO or, to the extent directed by the board of directors of the Company (the “Company Board”), the Board or such other person(s) designated by the Board.

(b)

Notwithstanding anything to the contrary contained in this Agreement, it is expressly understood and agreed by the Company that Consultant may engage in any other business or professional activities, provided, however, that such activities do not interfere with the performance of Consultant’ duties under this Agreement or that such engagement is with a entity which manufactures and/or distributes products that directly compete with the products manufactured and/or distributed by the Company in conducting the Business as more fully set forth in paragraph 5(a).

(c)

Notwithstanding anything to the contrary contained in this Agreement, it is expressly understood and agreed by the Company and Consultant that the engagement of Consultant by the Company pursuant to this Agreement does not constitute Consultant or Blechman as an employee, officer or agent of the Company, except to the extent as may hereafter be agreed upon by the Company and Consultant for a particular purpose and evidenced in writing by the parties.  In furtherance of such understanding and agreement, neither Consultant nor Blechman shall have the authority to obligate or commit the Company, nor shall Consultant nor Blechman enter into any negotiations, contract and/or agreement with any third party which shall in any way bind, obligate or commit the Company without the prior written consent of the Company CEO.

(d)

Notwithstanding anything to the contrary contained in this Agreement, the Services shall be performed by Blechman and no one else other than Blechman shall perform the Services without the Company’s prior written consent.

Section 2.  Term of Consultancy.

(a)

Unless sooner terminated as elsewhere provided in this Agreement, the initial term (the “Initial Term”) of the retention of Consultant by the Company under this Agreement shall commence as of the date of this Agreement and shall terminate as of the close of business on May 24, 2013.

(b)

Notwithstanding the provisions of paragraph 2(a), the term of the retention of Consultant by the Company under this Agreement shall automatically be extended, without any further action by the Company or Executive, for successive one year periods (each, an “Option Term” and, collectively with the Initial Term, the “Consultancy Term”), on the same terms and conditions as set forth in this Agreement.  If either party shall desire to terminate the retention of Consultant by the Company under this Agreement, whether at the end of the Initial Term or at the end of any Option Term, such party shall give written notice of such desire to the other party at least 90 days prior to the expiration of the Initial Term or such Option Term, as the case may be.  If the Consultancy Term is terminated, whether at the expiration of the Initial Term or at the end of an Option Term, as the case may be, the Company shall have no further obligation to Consultant, and Executive shall have no further obligation to Company, except with respect to (i) Consultant’s obligations to the Company pursuant to sections 4, 5 and 8, (ii) the Company's obligations to Consultant pursuant to sections 8 and 10 and (iii) any other obligations the Company may have to Consultant and/or Consultant may have to the Company under (A) any other agreement in which both the Company and Consultant (and/or Blechman) are parties or (B) applicable laws governing the relationship of a retaining entity to a consultant and/or a consultant to a retaining entity upon and following termination of such consultancy relationship.

(c)

Notwithstanding anything to the contrary contained in paragraphs 2(a) and 2(b), upon notice to the other party given by (x) the Company, in the case of a Company Termination for Cause, Company Termination without Cause or Consultant Termination without Good Reason, (y) Consultant, in the case of a Company Termination without Cause, Consultant Termination for Good Reason or Consultant Termination without Good Reason, or (z) by either Consultant or the Company, in the case of a Termination by Mutual Agreement (as such capitalized terms are defined in this paragraph 2(c)), the Consultancy Term shall be accelerated and terminate upon the following events:

(i)

By the Company for Cause (as such capitalized term is defined in paragraph 2(d)) (a “Company Termination for Cause”);

(ii)

By the Company without Cause (a “Company Termination without Cause”);

(iii)

By Consultant upon the breach of any of the representations, warranties or covenants of the Company set forth in this Agreement (a “Consultant Termination for Good Reason”), including, but not limited to the failure to pay or issue any of the Consultant’s Compensation when due: provided that Consultant shall have given the Company fifteen days’ prior notice of Consultant’s intention to terminate the Consultancy Term, setting forth the breach and allowing the Company to cure such breach (if possible to be cured) within such ten day period;

(iv)

By Consultant for reasons other than a Consultant Termination Upon Breach  (a “Consultant Termination without Good Reason”); or

(v)

By the mutual written agreement of the Company and Consultant (a “Termination by Mutual Agreement”).

(d)

For purposes of this Agreement, the capitalized term “Cause” shall mean:

(i)

The death or permanent disability of Blechman; or

(ii)

The willful failure by Consultant or Blechman to substantially perform the Services (other than any such failure resulting from an act or inaction of the Company) and such failure continues uncured for more than 30 calendar days after Consultant is given written notice of such failure by the Company;

(iii)

Consultant or Blechman is found guilty of or pleas nolo contendre to a felony involving misappropriation, embezzlement, dishonesty or fraud with respect to the Company; or

(iv)

Consultant breaches in a material manner any of Executive’s obligations under this Agreement, and such breach continues uncured for more than 30 calendar days after Executive is given written notice of such breach by the Company.

(e)

In the event of a Company Termination for Cause or a Consultant Termination Without Good Reason, the Company shall pay Consultant all of the Consultant’s Compensation (as such capitalized term is defined in section 3) payable up to the effective date of the termination and shall reimburse Consultant for all expenses incurred by Consultant with respect to all periods up to the effective date of the termination which were not previously paid or reimbursed prior to the effective date of such termination.  Nothing in this paragraph 2(e) shall in any manner effect the Company’s and Consultant’s other obligations under this Agreement, including, but not limited to the provisions of sections 8 and 10.

(f)

In the event of a Company Termination without Cause or Consultant Termination for Good Reason, the Company shall, no later than five business days following the effective date of termination, (i) pay Consultant an amount equal to all monthly fees for all months remaining in the then current Consultancy Term (and, if the effective date of termination occurs within 90 days of the end of the then current Consultancy Term and no notice has been given by the Company in accordance with the provisions of paragraph 2(b) which would terminate the Consultancy Term at the end of the then current Consultancy Term, for the next Option Period) and (ii) issue to Consultant all of the Additional Shares and deliver to Consultant a stock certificate evidencing all of the Additional Shares registered in the name of Consultant. Nothing in this paragraph 2(f) shall in any manner effect the Company’s and Consultant’s other obligations under this Agreement, including, but not limited to the provisions of Sections 8 and 10.

Section 3.  Consideration Payable to Consultant.

(a)

In consideration for Consultant agreeing to perform the Services in accordance with this Agreement and entering into this Agreement, the Company shall pay Consultant the following consideration (collectively, the “Consultant’s Compensation”):

(i)

An aggregate of 3 million shares of the common stock, par value $0.01 per share (the “Common Stock”), of the Company, of which (A) 2.5 million shares (each, an “Initial Share”) of Common Stock shall be issued to Consultant as of the date of this Agreement with the stock certificate evidencing the 2.5 million Initial Shares registered in the name of Consultant being delivered to Consultant no later than three business days following the execution of this Agreement by Consultant and (B) 0.5 million shares (each, an “Additional Share”) of Common Stock shall be issued to Consultant on the one year anniversary of the date of this Agreement (the “One Year Anniversary Date”), with the stock certificate evidencing the 0.5 million Additional Shares registered in the name of Consultant being delivered to Consultant within three business days of the One Year Anniversary Date;

(ii)

A monthly fee (each, a “Monthly Fee”) of $10,000, payable in advance, the first monthly payment (which shall be deemed the payment for the calendar month of May 2012) to be tendered immediately upon the execution of this Agreement by the Company and Consultant and each monthly payment thereafter to be tendered on the first business day of each succeeding calendar month during the Consultancy Term.

Notwithstanding anything to the contrary contained in this Agreement, (x) the Initial Shares are fully vested as of the date of this Agreement and none of the Initial Shares are subject to forfeiture or cancellation in the event of the termination of the Consultancy Term, whether pursuant to a Company Termination for Cause, Company Termination without Cause, Consultant Termination for Good Reason, Consultant Termination without Good Reason, Termination by Mutual Agreement or otherwise and (y) Consultant shall be entitled to the Additional Shares as of the One Year Anniversary Date and none of the Additional Shares shall be subject to forfeiture or cancellation in the event of the termination of the Consultancy Term, whether pursuant to a Company Termination for Cause, Company Termination without Cause, Consultant Termination for Good Reason, Consultant Termination without Good Reason, Termination by Mutual Agreement or otherwise or if the Consultancy Term is terminated as of the end of the Initial Term in accordance with the provisions of paragraph 2(b).  In the event there is a sale of the Company or substantially all of the Company's assets, a merger, change in control event or any other similar transaction or series of transactions (a "Control Transaction") prior to the One Year Anniversary Date, the Company shall issue and deliver the Additional Shares to Consultant immediately on the earliest date a Control Transaction is agreed to, indicated, announced or letter of intent or similar document is executed.

(b)

During the Consultancy Term, Consultant shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Consultant in performing the Services.

Section 4.  Confidential Information; Work Product.

(a)

Any and all inventions, discoveries, investigations, know-how, trade secrets and developments or improvements in technology relating to the delivery of homeopathic supplements via nasal spray (collectively “Inventions”), as well as any and all Proprietary Information (as such capitalized term is defined in paragraph 4(b)), created, developed, conceived of or discovered during the Consultancy Term (i) by Consultant (solely or jointly with others) (A) in the course of Consultant’s performance of the Services under this Agreement and utilizing the Company's materials or facilities and (B) relating to the Business (collectively, “Proprietary Property”) or (ii) by the Company or others for the Company and relating to the Business, and which come into Consultant’s knowledge or possession during the Consultancy Term, shall be, if created, developed, conceived of or discovered by Consultant, promptly disclosed to the Company, or shall be, if otherwise developed by the Company or others for the Company, received by Consultant as a consultant, advisor, representative and/or agent of the Company and not in any way for Consultant's own benefit.  Consultant shall neither have nor obtain any right, title or interest in or to any Proprietary Property unless and until the Company shall expressly and in writing waive the rights that the Company has in such Proprietary Property under the provisions of this section 4.  With respect to any and all Proprietary Property that is, in whole or part, invented, created, written, developed, furnished or produced by Consultant, or suggested by Consultant to the Company, during the Consultancy Term, Consultant hereby confirms that all such Proprietary Property shall be the exclusive property of the Company, and that Consultant shall neither have nor retain any right, title or interest, of any kind in the Proprietary Property or in and to any results or proceeds from the Proprietary Property. At any time, whether during or after the Consultancy Term, Consultant will, upon the request and at the expense of the Company (including reasonable compensation to Consultant for any compliance with the Company’s requests made and performed subsequent to the Consultancy Term), (x) obtain patents or copyrights on, or (y) permit the Company to patent or copyright, any such Proprietary Property, whichever clause (x) or (y) is appropriate, and/or (z) execute, acknowledge and deliver any and all assignments, instruments of transfer or other documents, that the Company deems necessary or appropriate to transfer to and vest in the Company all right, title and interest in and to the Proprietary Property and to evidence the Company's ownership of the Proprietary Property, including, but not limited to, taking all steps necessary to enable the Company to publish or protect the Proprietary Property by patents or otherwise in any and all countries and to render all such assistance as the Company may require in any patent office proceeding or litigation involving the Proprietary Property.  Consultant shall not, without limitation as to time or place, use any Proprietary Property except on Company business, during or after the Consultancy Term, nor disclose any Proprietary Property to any third party, except for disclosure in connection with this Business or as may be required by law.

(b)

For the purposes of this Agreement, the capitalized term “Proprietary Information” means any information about the affairs of the Company, including, but not limited to, Confidential Information and all Company trade secrets, trade “know-how,” inventions, customer lists, client lists, business plans, operational methods, pricing policies, marketing plans, sales plans, identity of suppliers, trading positions, sales, profits or other financial information which is confidential to the Company or is not generally known in the relevant trade, regardless of whether Consultant developed such information.

(c)

Notwithstanding anything to the contrary contained in paragraphs 4(a) and 4(b), Proprietary Property and Proprietary Information shall not include property or information (i) generally available to the public or which becomes publicly known through no wrongful act of Consultant, (ii) independently developed by a third party and disclosed to Consultant through no wrongful act of Consultant or such third party or (iii) that is required to be disclosed by applicable law.

Section 5.

Restrictive Covenants.

(a)

During the Consultancy Term, Consultant shall not, directly or indirectly, own any interest in, participate or engage in, assist, render any services (including advisory services) to, become associated with, work for, serve (in any capacity whatsoever, including, but not limited to, as an employee, consultant, advisor, representative, agent, independent contractor, officer or director) or otherwise become in any way or manner connected with the ownership, management, operation, or control of, any person, business, firm, corporation, partnership, trust or other business or governmental entity (each, a “Competing Business”) that, anywhere in the United States, primarily engages in, or assists others in engaging in or conducting, any business that deals, directly or indirectly, in products or services similar in nature to or directly competitive with the products and/or services sold, marketed, manufactured, distributed and/or provided by the Company in conducting the Business as of the date of this Agreement; provided, however, that the restrictions set forth in this paragraph 5(a) shall not be deemed to exclude Consultant or Blechman from acting as director, officer, employee, consultant, agent and/or advisor of an entity for the benefit of the Company with the consent of the Board; and further, provided, however, that the restrictions set forth in this paragraph 5(a) shall not be deemed to prohibit Consultant and/or Blechman from owning or acquiring securities issued by any entity whose securities are listed on a national securities exchange or are quoted on the OTC Bulletin Board, provided that Executive at no time owns, directly or indirectly, beneficially or otherwise, 3% or more of any class of any such entity’s outstanding capital stock or other form of equity ownership.

(b)

During the Consultancy Term, Consultant shall not knowingly provide or solicit to provide to any customer of the Company any goods or services that are similar in nature to [or competitive with] those goods and services sold and/or provided by the Company in conducting the Business as of the date of this Agreement.  For the purposes of this paragraph 5(b), the term “customer” means any third party to whom the Company has provided goods and services at any time during the Consultancy Term.

(c)

During the Consultancy Term, Consultant will not solicit for employment, or attempt to solicit, directly or by assisting others, any employee, officer, consultant, representative, agent or advisor of the Company with whom Consultant had contact with during the Consultancy Term.

(d)

The Company and Consultant each acknowledge and agree that any remedy at law for a violation of any of the provisions of this Section 5, Sections 4 and 8 or paragraph 11(n) may not, in itself, adequate to protect such party, and each party shall therefore be entitled to specific performance or any other mode of injunctive and/or other equitable relief to enforce the party’s rights under this Agreement or any other relief a court may award.

Section 6.  Enforcement.  It is the desire and intent of the parties to this Agreement that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, to the extent that a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restriction, for the purpose only of the operation of such restriction in such jurisdiction, shall be the maximum restriction allowed by the laws of such jurisdiction and such restriction shall be deemed to have been revised accordingly in this Agreement.

Section 7.  Representations, Warranties and Covenants of the Consultant.  Consultant hereby represents, warrants and covenants to the Company that:

(a)

Consultant has the capacity to enter into this Agreement;

(b)

The execution, delivery and performance of this Agreement and compliance with the provisions of this agreement by Consultant will not conflict with or result in any breach of any of the terms, conditions, covenants or provisions of, or constitute a default under, any note, mortgage, agreement, contract or instrument to which Consultant is a party or which Consultant may be bound or affected; and

(c)

Blechman is available to perform the Services on behalf of Consultant.

Section 8.  Non-Disparagement.  The parties to this Agreement mutually agree not to publish, communicate or disseminate any negative information as regards each other, or to make public any information regarding this Agreement to the public, suppliers, vendors and other industry participants, or in any way to any other person, except that a party may disclose the contents of this Agreement to such party’s respective financial advisors, accountants and attorneys and as required by law.  The parties further agree that any breach of this Section 8 by a party will cause the other party substantial and irreparable damages that would not be quantifiable and, therefore, in the event of any such breach, in addition to other remedies that may be available, such other party shall have the right to seek specific performance and other injunctive and equitable relief.

Section 9.  Representations, Warranties and Covenants of the Company.  The Company represents, warrants and covenants to Consultant that:

(a)

The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada, having the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges material to the conduct of its business, taken as a whole; neither the character of the properties owned or leased by the Company nor the nature of its business as transacted by it requires the Company to be qualified in any other jurisdiction, except in those jurisdictions where the Company is so qualified or those jurisdictions where the failure to so qualify would not materially adversely affect the business, properties or operations of the Company, taken as a whole;

(b)

The Company has the power to enter into this Agreement, and the execution, delivery, and performance of this Agreement by the Company has been duly authorized and, when executed and delivered, shall constitute the valid and binding obligation of the Company enforceable in accordance with its terms; the execution, delivery, and performance by the Company of its obligations under this Agreement will not constitute a violation of, conflict with, result in any breach of, or constitute a default under, or result in any claim or the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, its organizational documents or any contract, license, indenture, mortgage, lease, or other instrument to which the Company is a party or by which the Company is bound or affected;

(c)

The Company currently has in effect, and shall, during the entire Consultancy Term and for [three] year[s] following the expiration of the Consultancy Term, keep in effect, a director and officer insurance policy in the minimum coverage amount of $2 million, which policy shall cover Consultant and Blechman and shall have Consultant and Blechman named as additional insureds; and

(d)

No representation, warranty, or agreement made by the Company in this Agreement, any exhibits or schedules hereto or any other document referred to herein contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement, representation, warranty, or agreement not misleading.

Section 10.  Indemnification.  Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall only become effective upon the Company and Consultant entering into an Indemnification Agreement substantially in the form attached as Exhibit B to this Agreement, such Exhibit C forming an integral part of this Agreement.

Section 11.  Miscellaneous.

(a)

Notices.  All notices, demands, requests, demands and other communications required or otherwise given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered (i) by hand, against written receipt therefor, (ii) forwarded by a nationally recognized over-night courier for priority next day delivery or (iii) mailed by registered or certified mail, return receipt requested, postage prepaid; in the case of clauses (ii) or (iii) of this paragraph 7(a), to the following addresses:

If to the Company, to:

Kelly T. Hickel, Chief Executive Officer

TheraBiogen, Inc.

PO Box 296

Manalapan, New Jersey 07726

with a copy (which shall

not constitute notice) to:

Ray Felton

 Greenbaum, Rowe, Smith & Davis LLP

99 Wood Avenue South
Iselin, New Jersey 08830

If to Consultant, to:

Dean Blechman, [Member]

DBI, LLC

4 Stone Gate Court

Setauket, New York 11733

with a copy (which shall

not constitute notice) to:

Dennis C. O’Rourke, Esq.

Moritt Hock & Hamroff LLP

400 Garden City Plaza

Garden City, New York 11530

or, in the case of any of the parties to this Agreement, at such other address as such party shall have furnished to each of the other parties to this Agreement in accordance with this paragraph 11(a).  Each such notice, demand, request or other communication shall be deemed given (x) on the date of such delivery by hand, (y) on the first business day following the date of such delivery to the overnight delivery service or (z) four business days following such mailing.

(b)

Prior Agreements/Oral Modification.  This Agreement supersedes all prior agreements and constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement (excepting only the Indemnification Agreement).  This Agreement may not be amended, modified in any manner or terminated orally or by course of conduct; and no amendment, modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the parties against whom the same is sought to be enforced.

(c)

Attorney’s Fees.  In the event of any litigation between the parties to this Agreement, concerning this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorneys’ fees.

(d)

Binding Agreement; Benefit.  The provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives, successors and permitted assigns of the parties hereto.

(e)

Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the conflict of laws provisions thereof.  Each of the parties to this Agreement hereby consents and submits to the venue and jurisdiction of the state and federal courts sitting in the State of New York, County of Suffolk, as the sole and exclusive forum for the enforcement of this Agreement and further consents to the personal jurisdiction such courts and waive any claim to assert forum non conveniens.

(f)

Proper Construction.  The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the parties.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.  As used in this Agreement, the term “or” shall be deemed to include the term “and/or” and the singular or plural number shall be deemed to include the other whenever the context so indicates or requires.

(g)

Waiver of Breach.  The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and shall not operate or be construed as a waiver of any subsequent breach by such other party.

(h)

Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All references in this Agreement to a Section, paragraph, subparagraph or clause shall, absent language or context otherwise, refer to such Section, paragraph, subparagraph or clause of this Agreement.

(i)

Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  In addition, to the extent that any term or provision hereof is deemed invalid, void or otherwise unenforceable, but may be made enforceable by amendment thereto, the parties agree that such amendment may be made so that the same shall, nevertheless, be enforceable to the fullest extent permissible under the laws and public policies applied in any such jurisdiction in which enforcement is sought.

(j)

Assignment.

This Agreement is personal in its nature and the parties to this Agreement shall not, without the consent of the other parties, assign or transfer this Agreement or any rights or obligations hereunder.

(k)

Counterparts; Signatures.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.  Electronic, fax, PDF and Jpeg signatures to this Agreement shall be deemed to be original signatures to this Agreement.

(l)

Further Assurances.  Each of the parties to this Agreement shall execute and deliver such additional documents, certificates and instruments, and to use commercially reasonable efforts to perform such additional acts, as may be reasonably necessary or appropriate to carry out all of the provisions of this Agreement and to consummate all the transactions contemplated by this Agreement.

(m)

Non-Disclosure of this Agreement.  Neither party shall, without the written consent of the other party, make any public disclosure, whether oral or written, concerning the terms of this Agreement, except to the extent required by applicable law (in which case the party so obligated to make a disclosure shall provide the other parties with written notice of such requirement by law no less than five days prior to any such disclosure).  The parties agree that the provisions of Section 5(d) shall apply with regard to any application for injunctive relief to enforce the provisions of this subparagraph.

(n)

Survival.

All of the covenants, agreements, representations and warranties contained in this Agreement shall survive the termination, for any reason, of the Consultancy Term.

(o)

LIMITATION OF LIABILITY.  IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING LOST PROFITS, DATA OR GOODWILL AND THE LIKE, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER SUCH DAMAGES OR LOSSES ARISE IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, OR ARE SUFFERED DIRECTLY OR INDIRECTLY, EVEN IF (I) SUCH DAMAGES ARE FORESEEABLE OR (II) A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.  THE FOREGOING WILL NOT APPLY TO BREACHES OF CONFIDENTIALITY, NON-DISCLOSURE, NO RIGHTS TO BIND AND NON-COMPETITION OBLIGATIONS UNDER THIS AGREEMENT.

(p)

Representation of Counsel.  This Agreement has been drafted on the basis of mutual contribution of language and is not to be construed against any party as being the drafter or causing the same to be drafted.  Each party represents, warrants, acknowledges and confirms that, in connection with the negotiation, drafting and execution of this Agreement, it has at all times been represented by competent counsel of its own choosing or has determined, in the sole discretion of such party, not to seek counsel’s advice in connection with the negotiation, drafting and execution of this Agreement.

(q)

Business Day.

For purposes of this Agreement, the term “business day” shall refer to any calendar day other than a Saturday, Sunday or other day on which banks in New York, New York are required, authorized or permitted to be closed.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

The Company:

TheraBiogen, Inc.

By:

Kelly T. Hickel, Chief Executive Officer

Consultant:

DBI, LLC

By:

Dean Blechman, Member

May 21 12 08:18p Blechman 6316891828 p.1

The Company:
TheraBiogen, Inc.

By: ______________________________

Consultant:
DBI, LLC

By: Dean Blechman
Dean Blechman, Member
Dean Blechman
5/21/12

290715v4

12

SCHEDULE A

Description of the Services

▪

Provide assistance and advice on the day-to-day operations of the Company.

▪

Provide assistance and advice on and review and consult with the Company CEO and Board concerning the Company’s financial statements and reports required to be filed under applicable federal securities laws.

▪

Assist senior management in revising the Company’s business model and provide assistance and advice concerning the implementation of such business model.

▪

Assist in the revision of the Company’s sales and marketing strategy.

▪

Assist in the preparation of the Company’s short and long term budgets.

▪

Provide advice concerning the Company’s capital raising activities.

EXHIBIT B

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated as of May 23, 2012 (this “Agreement”), is by and between TheraBiogen, Inc., a Nevada corporation (the “Corporation,” which capitalized term shall include any one or more of its subsidiaries where appropriate), and DBI, LLC, a [New York] limited liability company (“DBI”) Dean Blechman, a natural person residing in New York, Blechman and, collectively with DBI (“Indemnitee”).

RECITALS

WHEREAS, the Corporation and DBI have entered into that certain Consulting Agreement, dated the date hereof (the “Consulting Agreement”), pursuant to which DBI  is to cause Blechman, a principal of DBI, to provide certain services to the Corporation; and

WHEREAS, the Board of Directors of the Corporation (the “Board of Directors”) believes it is reasonable, prudent and necessary for the Corporation contractually to obligate itself to indemnify Indemnitee to the fullest extent permitted by applicable law so that  Indemnitee will continue to serve the Corporation free from undue concern that Indemnitee will not be so indemnified; and

WHEREAS, Indemnitee is willing to serve, continue to serve and/or to take on additional service for or on behalf of the Corporation on the condition that Indemnitee is so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained in this Agreement and other good and valuable consideration, the receipt and adequacy of which is acknowledged by both Indemnitor and Indemnity, the Corporation and Indemnitee do hereby covenant and agree as follows:

1.

Definitions.

(a)

“Affiliate” includes any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise directly or indirectly owned by the Corporation.

(b)

“Change in Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A (or in response to any similar item or similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the “Act”), whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, a Change in Control shall be deemed to have occurred if:

(i)

any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest;

(ii)

the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than two-thirds of the Board of Directors immediately thereafter;

(iii)

during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least two-thirds of the Board of Directors; or

(iv)

the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation (in one transaction or a series of transactions) of all or substantially all of the Corporation’s assets.

(c)

“Potential Change in Control” shall be deemed to have occurred if:

(i)

the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; or

(ii)

the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(d)

“Corporate Status” describes the status of a person who is or was or has agreed to become a director, officer, employee, consultant or agent of the Corporation, or served at the request of the Corporation as a director, officer, employee, trustee, consultant or agent of another corporation, partnership, joint, venture, trust or other enterprise.

(e)

“Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(f)

“Proceeding” includes any threatened, pending or completed inquiry, action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to paragraph 12(a) to enforce the Indemnitee’s rights under this Agreement.

(g)

“Expenses” includes all reasonable direct and indirect costs of any type or nature whatsoever (including, without limitation, attorneys’ fees and related disbursements, out-of-pocket costs and compensation for time spent by the Indemnitee for which Indemnitee is not otherwise compensated by the Corporation or any third party, provided that the rate of such compensation and estimated time involved is approved in advance by the Board of Directors), actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a Proceeding (including amounts paid in settlement by or on behalf of Indemnitee, provided the Corporation agrees to such settlement (an “Approved Settlement”)), or the prosecution of an action or proceeding, including appeals, to establish or enforce a right to indemnification under this Agreement, Section 145 or otherwise.  Expenses as defined in this Agreement shall not include any judgments, fines or penalties actually levied against the Indemnitee.

(h)

“Independent Counsel” means any law firm or member of a law firm which the Board of Directors may designate from time to time, provided that such law firm or member of the law firm so designated is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (x) the Corporation or Indemnitee in any matter material to either such party, or (y) any other party to the Proceeding giving rise to a claim for indemnification under this Agreement.  Indemnitee has the sole right, exercisable in Indemnitee’s sole discretion, to waive the proviso contained in clause (x) of the immediately preceding sentence.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement arising on or after the date of this Agreement, regardless of when the Indemnitee’s act or failure to act occurred.

2.

Services By Indemnitee.  This Agreement shall not impose any obligation on the Indemnitee or the Corporation to continue the Indemnitee’s position with the Corporation beyond any period otherwise applicable under the Consulting Agreement, nor to create any right to continued retention of the Indemnitee and/or Blechman in any capacity.

3.

General Indemnification Right.  The Corporation shall indemnify and shall advance Expenses to Indemnitee as provided in this Agreement to the fullest extent permitted by law.

4.

Proceedings Other than Proceedings by or in the Right of the Corporation.  Indemnitee shall be entitled to the rights of indemnification provided in this section 4 if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to any Proceeding, other than a Proceeding by or in the right of the Corporation.  Pursuant to this section 4, Indemnitee shall be indemnified against Expenses, including, without limitation, amounts paid in an Approved Settlement, as well as any judgments, fines and penalties levied or awarded against Indemnitee in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.  Without limiting the generality of the foregoing, for purposes of this section 4, and in addition to other circumstances for which Indemnitee shall be deemed to have acted in good faith, Indemnitee shall conclusively be deemed to have acted in good faith if Indemnitee’s action is based on information supplied to the Indemnitee by legal counsel for the Corporation or an Affiliate or by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or an Affiliate.

5.

Proceedings by or in the Right of the Corporation.  Indemnitee shall be entitled to the rights of indemnification provided in this section 5, if, by reason of his Corporate Status, Indemnitee is, or is threatened in writing to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Corporation to procure a judgment in the Corporation’s favor. Pursuant to this section 5, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation.  Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation if applicable law expressly prohibits such indemnification unless and only to the extent that the court in which such Proceeding shall have been brought or is pending shall determine that indemnification against Expenses may nevertheless be made by the Corporation.  Without limiting the generality of the foregoing, for purposes of this section 5, and in addition to other circumstances for which Indemnitee shall be deemed to have acted in good faith, Indemnitee shall conclusively be deemed to have acted in good faith if Indemnitee’s action is based on information supplied to the Indemnitee by legal counsel for the Corporation or an Affiliate or by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or an Affiliate.

6.

Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this section 6, but without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal or withdrawal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

7.

Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

8.

Advance of Expenses.  The Corporation shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within twenty days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall evidence or reflect the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it is determined ultimately that Indemnitee is not entitled to be indemnified against such Expenses.

9.

Procedure for Determination of Entitlement to Indemnification.

(a)

To obtain indemnification under this Agreement, Indemnitee shall submit to the secretary of the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.  Promptly upon receipt of such a request for indemnification, the secretary of the Corporation shall advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b)

Upon written request by Indemnitee for indemnification pursuant to paragraph 9(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case as follows:

(i)

if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee (unless Indemnitee shall request that such determination be made by the Board of Directors, in which case the determination shall be made in the manner provided below in clauses (ii) or (iii));

(ii)

if a Change of Control shall not have occurred, (x) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors, or (y) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, if such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or

(iii)

as provided in paragraph 10(b) of this Agreement;

and, if it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such determination.  Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any costs or Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating shall be borne by the Corporation (regardless of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c)

In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to paragraph 9(b), and no counsel shall have been designated previously by the Board of Directors or the Independent Counsel so designated is unwilling or unable to serve, then,

(i)

if no Change of Control shall have occurred, the Independent Counsel shall be selected by the Board of Directors and the Corporation shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected; or

(ii)

if a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event clause (i) of this paragraph 9(c) shall apply), and Indemnitee shall give written notice to the Corporation advising the Corporation of the identity of three potential independent counsels, of which the Board of Directors may select one counsel to act as Independent Counsel.  The Board of Directors shall make such selection within seven days of the giving of such list of three potential independent counsels, and if not selected by the Board of Directors during said seven-day period, Indemnitee shall select the counsel among the three potential independent counsels to serve as the Independent Counsel.

In either event, Indemnitee or the Corporation, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection.  Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirement of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit.  If, within twenty days after submission by Indemnitee of a written request for indemnification pursuant to paragraph 9(a), no Independent Counsel shall have been selected or, if selected, shall have been objected to in accordance with this paragraph 9(c), either the Corporation or Indemnitee may petition any court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel under paragraph 9(b).  The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with the performance of the Independent Counsel’s responsibilities pursuant to paragraph 9(b), and the Corporation shall pay all reasonable fees and Expenses incident to the implementation of the procedures of this paragraph 9(c), regardless of the manner in which such Independent Counsel was selected or appointed.  Upon the due commencement of any judicial proceeding or arbitration pursuant to section 12, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

10.

Presumptions and Effect of Certain Proceedings.

(a)

If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification under this Agreement, the person, persons or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with paragraph 9(a), and the Corporation shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption by any person, persons or entity.

(b)

If, within 30 days after receipt by the Corporation of the request for indemnification, the Board of Directors shall not have made a determination under clauses (i) or (ii)(x) of paragraph 9(b) with regard to such indemnification request, the requisite determination of entitlement to indemnification shall be deemed to have been made in favor of the Indemnitee who then shall be entitled to such indemnification, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) prohibition of such indemnification under applicable law.  The foregoing provisions of this paragraph 10(b) shall not apply if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to clauses (i) or (ii)(y) of paragraph 9(b).

(c)

The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which  Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

11.

Assumption of Defense.

(a)

In the event the Corporation shall be obligated to pay the Expenses of any Proceeding against the Indemnitee, the Corporation may assume the defense of such Proceeding, with counsel of the Corporation’s reasonable choice, upon the delivery to the Indemnitee of written notice of the Corporation’s reasonable election to do so.  After the giving of such notice, the Corporation will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that (i) the Indemnitee shall have the right to employ Indemnity’s counsel in such Proceeding at the Indemnitee’s expense; and (ii) the fees and Expenses of the Indemnitee’s counsel shall be at the expense of the Corporation if (A) the employment of counsel by the Indemnitee has been previously authorized and approved in writing by the Corporation, (B) the Corporation shall have reasonably concluded that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of any such defense, or (C) the Corporation shall not, in fact, have employed counsel to assume the defense of such Proceeding.

(b)

Whether or not such defense is assumed by the Corporation, the Corporation will not be subject to any liability for any settlement made without its written consent.  If the Corporation is not entitled to, or does not elect to, assume the defense of a claim, the Corporation will not be obligated to pay the fees and expenses of more than one counsel for Indemnitee.

12.

Remedies of Indemnitee.

(a)

In the event that any one or more of the following events shall have occurred:

(i)

a determination is made pursuant to section 9 that Indemnitee is not entitled to indemnification under this Agreement,

(ii)

expenses are not advanced timely in accordance with section 8,

(iii)

the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to paragraph 9(b) and such determination shall not have been made and delivered in a written opinion within 90 days after receipt by the Corporation of the request for indemnification,

(iv)

payment of indemnification is not made pursuant to section 6 within ten days after receipt by the Corporation of a written request therefor, and/or

(v)

payment of indemnification is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to paragraph 10(b),then, the Indemnitee shall be entitled to an adjudication of Indemnitee’s entitlement to such indemnification or advancement of Expenses in an appropriate court of competent jurisdiction.  Alternatively, Indemnitee, at Indemnitee’s sole option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association.  Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first obtained the right to commence such proceeding pursuant to this section 12.  The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)

Whenever a determination is made pursuant to section 8 of this Agreement that Indemnitee is not entitled to indemnification, the judicial proceeding or arbitration commenced pursuant to this section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.  If a Change of Control shall have occurred, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, in any judicial proceeding or arbitration commenced pursuant to this section 12.

(c)

If a determination shall have been made or deemed to have been made pursuant to section 9 that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this section 12 absent

(i)

a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or

(ii)

a prohibition of such indemnification under applicable law.

(d)

The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

(e)

In the event that Indemnitee, pursuant to this section 12, seeks a judicial adjudication or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in this Agreement) actually and reasonably incurred by Indemnitee in connection with obtaining such judicial adjudication or arbitration, but only if Indemnitee prevails therein.  If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of  Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

13.

Non-Exclusivity; Duration of Agreement; Insurance: and Subrogation.

(a)

The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Corporation’s certificate of incorporation or by-laws, any other agreement, a vote of stockholders, a resolution of directors, or otherwise.

(b)

This Agreement shall continue until and terminate upon the later of:

(i)

five years after the date that Indemnitee shall have ceased to serve as an officer or director of the Corporation, or

(ii)

the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses under this Agreement and of any proceeding commenced by Indemnitee pursuant to section 12 relating thereto.

(c)

This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

(d)

(i)

To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors and officers of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with the terms thereof to the maximum extent of the coverage available for Indemnitee under such policy or policies.  The Corporation shall take all necessary or appropriate action to cause such insurers to pay on behalf of the Indemnitee all amounts payable as a result of the commencement of a proceeding in accordance with the terms of such policy.

(ii)

For a period of three years after the date the Indemnitee shall have ceased to serve as an officer, director or consultant of the Corporation, the Corporation will provide officers and directors liability insurance for Indemnitee on terms no less favorable than the terms of the liability insurance which the Corporation then provides to the current officers and directors of the Corporation as of the date such services shall totally lease; provided, that the Corporation provides officers and directors liability insurance to its current officers and directors as of such cessation date; and provided, further, that the annual premiums for the liability insurance to be provided to the Indemnitee do not exceed by more than 50% the premium charged for the coverage available for any of the Corporation’s then current officers and directors.

(e)

In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including, without limitation, execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

(f)

The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee otherwise actually has received such payment under any insurance policy, contract, agreement or otherwise.

14.

Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)

the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

(b)

to the fullest extent possible the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

15.

Exception to Right of Indemnification or Advancement of Expenses.

(a)

Except as otherwise provided specifically in this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to:

(i)

any Proceeding, or any claim herein, brought or made by Indemnitee against the Corporation;

(ii)

amounts payable by Indemnitee to the Corporation or any Affiliate in satisfaction of any judgment or settlement in the Corporation’s or such Affiliate’s favor (except amounts for which Indemnitee shall be entitled to indemnification pursuant to section 5);

(iii)

amounts payable on account of profits realized by Indemnitee in the purchase or sale of securities of the Corporation or any Affiliate within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended;

(iv)

Expenses in connection with which Indemnitee is not entitled to indemnification as a matter of law or public policy; or

(v)

Expenses to the extent Indemnitee is indemnified by the Corporation otherwise than pursuant to this Agreement, including any Expenses for which payment is made to Indemnitee under an insurance policy or as otherwise provided pursuant to paragraph 13(c).

(b)

Anything in this Agreement to the contrary notwithstanding, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement in connection with any claim initiated by Indemnitee, unless:

(i)

the Corporation has joined in or the Board has authorized or consented to any such claim or

(ii)

the claim is one to enforce Indemnitee’s rights under this Agreement.

16.

Headings.  The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.  Except as otherwise specifically provided, references in this Agreement to specific section, paragraph and clause numbers and letters shall refer to the sections, paragraphs and clauses in this Agreement having such numbers and letters.

17.

Modification and Waiver.  This Agreement may be amended from time to time to reflect changes in Delaware law or for other reasons.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties to this Agreement.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18.

Notice by Indemnitee.  Indemnitee shall promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that the failure to give any such notice shall not disqualify the Indemnitee from indemnification hereunder unless such failure has a material adverse effect on the Corporation or on the possibility of a favorable outcome to a Proceeding.

19.

Notices.  Notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed duly given if (x) personally delivered, against written receipt therefor, (y) forwarded by pre-paid certified or registered mail, return receipt requested, or (z) forwarded via a nationally recognized overnight courier service (e.g., Federal Express, USPS Express Mail, UPS, DHL, etc.) to the parties to which such notice or other communication is required by this Agreement to be given, at the address of such parties as follows:

If to the Corporation, to:

Kelly T. Hickel, Chief Executive Officer

TheraBiogen, Inc.

PO Box 296

Manalapan, New Jersey 07726

with a copy to:

If to DBI or Blechman, to:

Dean Blechman, [Member]

DBI, LLC

4 Stone Gate Court

Setauket, New York 11733

with a copy to:

Dennis C. O’Rourke, Esq.

Moritt Hock & Hamroff LLP

400 Garden City Plaza - Suite 202

Garden City, New York 11530

or, in the case of any of the parties to this Agreement, at such other address as such party shall furnish to each of the other parties in accordance with this section 19.  Notices and other communications delivered personally shall be deemed given as of the date of actual receipt; mailed notices and other communications shall be deemed given as of the date four business days following such mailing; and notices and other communications sent via overnight courier service shall be deemed given as of the date one business day after delivery to such courier service.

20.

Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada.  Any legal action resulting from, arising under, out of or in connection with, directly or indirectly, this Agreement shall be commenced exclusively in the Supreme Court, State of New York, County of Suffolk, or the U.S. District Court for the Eastern District of New York.  All parties to this Agreement hereby submit themselves to the jurisdiction of any such court, and agree that service of process on them in any such action, suit or proceeding may be affected by the means by which notices are to be given under this Agreement.

21.

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

22.

Specific Enforcement.  The parties hereby agree that any remedy at law for a violation of any of the provisions of this Agreement is not, in itself, adequate to protect the parties hereto, and each party therefore shall be entitled to specific performance or any other mode of injunctive and/or other equitable relief to enforce such party’s rights hereunder or any other relief a court may award.

23.

Invalidity of Provision.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  In addition, to the extent that any term or provision hereof is deemed invalid, void or otherwise unenforceable, but may be made enforceable by amendment thereto, the parties agree that such amendment may be made so that the same shall, nevertheless, be enforceable to the fullest extent permissible under the laws and public policies applied in any such jurisdiction in which enforcement is sought.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

THE CORPORATION:

TheraBiogen, Inc.

By:

Kelly T. Hickel, Chief Executive Officer